Exhibit 99.1

CONTACT:

Jeff Macdonald

Acorda Therapeutics

(914) 347-4300 ext. 232

jmacdonald@acorda.com

FOR IMMEDIATE RELEASE

Acorda Therapeutics Announces FDA Acceptance of Fampridine-SR

New Drug Application for Filing

•                  FDA Assigns Priority Review and PDUFA Date of October 22, 2009

•                  No Current Therapies Indicated to Improve Walking Ability in People with MS

HAWTHORNE, N.Y., May 6, 2009 — Acorda Therapeutics, Inc. (Nasdaq: ACOR) today announced that the U.S. Food and Drug Administration (FDA) has accepted the Fampridine-SR New Drug Application (NDA) for filing, assigning Priority Review and a Prescription Drug User Fee Act (PDUFA) date of October 22, 2009. The PDUFA date is the target date for the FDA to complete its review of the Fampridine-SR NDA.

“I am pleased that we were able to work quickly to address the comments from the FDA and resubmit our NDA approximately three weeks from having received the Refuse to File letter on our initial NDA submission, and that the FDA accepted the filing less than two weeks later,” said Ron Cohen, M.D., Acorda Therapeutics’ President and CEO. “We are also encouraged that the FDA has elected to assign Priority Review status to the Fampridine-SR NDA.”

About Fampridine-SR

Fampridine-SR is a sustained-release tablet formulation of the investigational drug fampridine (4-aminopyridine or 4-AP). In laboratory studies, fampridine has been found to improve impulse conduction in nerve fibers in which the insulating layer, called myelin, has been damaged. Fampridine-SR is being developed by Acorda Therapeutics and manufactured by Elan Corporation plc.

About Acorda Therapeutics

Acorda Therapeutics is a biotechnology company developing therapies for spinal cord injury, multiple sclerosis and related nervous system disorders. The Company’s marketed products include Zanaflex Capsules® (tizanidine hydrochloride), a short-acting drug for the management of spasticity. The Company’s pipeline includes a number of products in development for the treatment, regeneration and repair of the spinal cord and brain.

About Elan Drug Technologies

Elan Drug Technologies (EDT) is the world’s leading drug delivery company and is a business unit of Elan (NYSE:ELN). EDT developed Fampridine-SR, using one of their proprietary Oral Controlled Release Technologies, the MXDAS® (MatriX Drug Absorption System) Technology. Products developed by EDT aim to deliver clinically meaningful benefits to patients by using their extensive experience and proprietary delivery technologies in partnership with pharmaceutical companies. More information is available at www.elandrugtechnologies.com

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, regarding management’s expectations, beliefs, goals, plans or prospects should be considered forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including delays in obtaining or failure to obtain FDA approval of Fampridine-SR, the risk of unfavorable results from future studies of Fampridine-SR, Acorda Therapeutics’ ability to successfully market and sell Fampridine-SR, if approved, and Zanaflex Capsules, competition, failure to protect its intellectual property or to defend against the intellectual property claims of others, the ability to obtain additional financing to support Acorda Therapeutics’ operations, and unfavorable results from its preclinical programs. These and other risks are described in greater detail in Acorda Therapeutics’ filings with the Securities and Exchange Commission. Acorda Therapeutics may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. Acorda Therapeutics disclaims any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.